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               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.   20549


                            FORM 8-K


                        CURRENT REPORT


              Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of  1934


      Date of Report (Date of earliest event reported):
                       November 18, 1997



                  First Federal Bancorporation
     (Exact name of registrant as specified in its charter)



     Minnesota                 033-86964         41-1796238
(State or Other Jurisdiction  (Commission    (I.R.S. Employer
of Incorporation or           File Number)   Identification No.)
Organization)


            214 5th Street, Bemidji, Minnesota 56601
      (Address of Principal Executive Offices) (Zip Code)



      Registrant's telephone number, including area code:
                         (218) 751-5120



                         Not applicable
 (Former name or former address, if changed since last report)
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Item 5.  Other Events
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On, November 18, 1997, the registrant's Board of Directors
approved a 3-for-2 common stock split in the form of a 50% stock dividend. The common stock split will be distributed December 18, 1997, to stockholders of record as of December 5, 1997. The common stock split increases the outstanding common stock of the registrant by 50 percent to approximately 1.0 million shares. Stockholders of record will receive three shares of common stock for each two shares held. For information regarding the 3-for-2 stock split, reference is made to the registrant's press release dated November 18, 1997, which is attached hereto as Exhibit
99.1 and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits
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Exhibit 99.1 - Press Release dated November 18, 1997.
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                  First Federal Bancorporation

                           Signatures



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             First Federal Bancorporation
                             (Registrant)


Date:  November 25, 1997     By:/s/ William R. Belford
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                                William R. Belford
                                President and
                                Chief Executive Officer